UMB Financial Corporation News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Contact: , 816.860.5088

Investor Relations Contact: Abby Mayer, 816.860.1685

UMB Announces Conference Call to Discuss

First Quarter 2009 Earnings

UMB Financial Corporation (NASDAQ: UMBF), a financial services holding company, plans to host a conference call to discuss its 2009 first quarter earnings results on April 22 2009, at 8:30 a.m. (CDT).

Interested parties may access the call by dialing U.S. (toll-free) 800.240.4186, by following the Web link to the live call: http://w.on24.com/r.htm?e=140483&s=1&k=B1CB3AF8D53A2A49B6CB6B473EDFED2B or by visiting umb.com to access the link to the live call.

A replay of the conference call may be heard until May 6, 2009, by calling (U.S.) 800.405.2236 or (U.S.) 303.590.3000. The replay pass code required for playback is conference ID 11128783#. The call replay may also be accessed via the company's Web site, umb.com, by visiting the investor relations area.

About UMB:

UMB Financial Corporation (NASDAQ: UMBF) is a financial services holding company headquartered in Kansas City, Mo., offering complete banking, asset management, health spending solutions and related financial services to both individual and business customers nationwide. Its banking subsidiaries own and operate 138 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include a fund services group based in Milwaukee, Wis., single-purpose companies that deal with brokerage services and insurance, and a registered investment advisor that manages the company's proprietary mutual funds. Visit umb.com for more company information.